                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Hancock Fabrics, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                         (HANCOCK FABRICS, INC. LOGO)

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  JUNE 8, 1995

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hancock Fabrics, Inc. will be held at the Stennis Center, 3400 West Main Street, Tupelo, Mississippi (adjacent to the Company's headquarters) on Thursday, June 8, 1995 at 10:00 a.m. (local time), or as soon thereafter as a quorum shall be present, for the following purposes:

     1. To elect one director; and

     2. To consider and vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

     Only shareholders of record on the books of the Company at the close of business on April 13, 1995 will be entitled to vote at the Meeting.

     Shareholders are cordially invited to attend the Meeting.

     PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Dated: April 24, 1995

                                          By order of the Board of Directors,

                                          Larry D. Fair
                                          Secretary

                                PROXY STATEMENT

                                       OF

                             HANCOCK FABRICS, INC.

     This statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of Hancock Fabrics, Inc. and at any adjournment thereof. The Meeting will be held on June 8, 1995 at 10:00 a.m. (local time) at the Stennis Center, 3400 West Main Street, Tupelo, Mississippi (adjacent to the Company's headquarters) for the purposes set forth in the preceding Notice of the Meeting dated April 24, 1995. This solicitation is made by the Company.

     A shareholder who executes a proxy may revoke it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the Meeting, a written notice of revocation relating to the proxy,
(ii) duly executing a subsequent proxy bearing a later date relating to the same shares and delivering it to the Secretary at or before the Meeting, or (iii) voting in person at the Meeting. Any written notice revoking a proxy should be sent to Hancock Fabrics, Inc., P.O. Box 2400, Tupelo, Mississippi 38803-2400,
Attention: Secretary.

     A proxy, when executed and not so revoked, will be voted in accordance with the specifications it contains. Unless the accompanying form of proxy contains instructions to the contrary, it will be voted for the election of the nominee shown, to serve until 1998 (see "ELECTION OF DIRECTOR").

     The Company will bear the cost of soliciting these proxies. Brokers, nominees, fiduciaries and other custodians will be reimbursed for their reasonable expenses incurred in sending proxy material to principals and obtaining their instructions. The Company has retained the services of Corporate Communications, Inc. to assist the Company in its communications; a fee of $2,500 plus out-of-pocket expenses, will be paid for those services. In addition, directors, officers and employees may solicit proxies in person, by telephone or in writing.

     The mailing address of the principal executive offices of the Company is P.O. Box 2400, Tupelo, Mississippi 38803-2400. The approximate date on which this statement and the accompanying form of proxy, together with the 1994 Annual Report, are first sent to the shareholders is April 24, 1995.

VOTING SECURITIES

     Only shareholders of record at the close of business on April 13, 1995 will be entitled to vote at the Meeting. On that date the outstanding stock of the Company consisted of 21,518,535 shares of common stock. Each shareholder is entitled to one vote per share respecting each Board seat to be filled and on all other matters.

     The following table provides information about the persons known to the Company to be the beneficial owners of more than 5% of any class of the Company's securities:

- ----------------------------------------------------------------------------------------------
                        NAME AND ADDRESS OF       NUMBER OF SHARES          PERCENT OF
     TITLE OF CLASS     BENEFICIAL OWNER(1)     BENEFICIALLY OWNED(1)        CLASS(2)
- ----------------------------------------------------------------------------------------------
      Common Stock     FMR Corp.                      2,563,200               11.912%
                       82 Devonshire Street
                       Boston, MA 02109
- ----------------------------------------------------------------------------------------------
      Common Stock     National Commerce              1,110,671                5.161%
                        Bancorporation
                       One Commerce Square
                       Memphis, TN 38150
- ----------------------------------------------------------------------------------------------

        (1) Information concerning beneficial ownership and the number of shares beneficially owned is based on reports filed by the shareholders with the Securities and Exchange
            Commission.

        (2) As of April 13, 1995.

     The following table provides information, as of April 13, 1995, about the beneficial ownership of the Company's common stock by each of the Company's directors, named executive officers and all directors and executive officers as a group:

- ---------------------------------------------------------------------
                                   AMOUNT AND NATURE
                                     OF BENEFICIAL      PERCENT OF
      NAME OF BENEFICIAL OWNER         OWNERSHIP          CLASS
- ---------------------------------------------------------------------
    R. Randolph Devening                    500             .002%
- ---------------------------------------------------------------------
    Don L. Fruge                          8,125             .038%
- ---------------------------------------------------------------------
    Morris O. Jarvis                    481,860(1)         2.209%
- ---------------------------------------------------------------------
    Larry G. Kirk                       134,793(1)          .624%
- ---------------------------------------------------------------------
    Ivan Owen                            15,268             .071%
- ---------------------------------------------------------------------
    Donna L. Weaver                       9,639             .045%
- ---------------------------------------------------------------------
    Jack W. Busby, Jr.                  154,692(1)          .716%
- ---------------------------------------------------------------------
    All Directors and Executive
    Officers as a Group                 804,877(1)         3.662%
- ---------------------------------------------------------------------

                  (1) Includes 297,700, 67,800 and 97,800
                      shares with respect to which Messrs.
                      Jarvis, Kirk and Busby, respectively,
                      have the right to acquire beneficial
                      ownership on or before June 12, 1995.

ELECTION OF DIRECTOR

     The By-Laws of the Company provide that the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors the Company would have if there were no vacancies (the "Whole Board"). The Whole Board has fixed that number at five effective at the commencement of the Meeting. The directors have been classified, effective with respect to the time for which they severally hold office, into two classes of two each and one class of one effective at the commencement of the Meeting. One nominee will be elected, to hold office until the annual meeting of shareholders in 1998 or until election and qualification of a successor. In accordance with the policy of the Board on the length of service as a director, Ivan Owen will not stand for reelection at the Meeting. It is intended that the shares represented by proxies in the accompanying form be voted for the election of the nominee named below. If the nominee should be unable to serve, it is intended that those shares be voted for such replacement as the Board may designate, unless the number of directors has been reduced so that no vacancy exists. The Company has no reason to expect that the nominee will be unable to serve.

     The following table provides information about the nominee and each continuing director, including the business experience of each during at least the past five years:

- ----------------------------------------------------------------------------------------------
             NAME                                                                    DIRECTOR
             (AGE)                   PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE     SINCE
- ----------------------------------------------------------------------------------------------
  NOMINEE TO SERVE UNTIL 1998
- ----------------------------------------------------------------------------------------------
  R. Randolph Devening               Chairman of the Board, Chief Executive            1995
       (53)                          Officer and President, Doskocil Companies,
                                     Inc., Oklahoma City, Oklahoma. Formerly Vice
                                     Chairman, Executive Vice President and Chief
                                     Financial Officer, Fleming Companies, Inc.,
                                     Oklahoma City, Oklahoma
- ----------------------------------------------------------------------------------------------
  DIRECTORS SERVING UNTIL 1996
- ----------------------------------------------------------------------------------------------
  Morris O. Jarvis                   Chairman of the Board and Chief Executive         1987
       (54)                          Officer. Formerly President
- ----------------------------------------------------------------------------------------------
  Donna L. Weaver                    Chairman of Weaver, Field & London, Inc.,         1987
       (51)                          Investor Relations and Corporate
                                     Communications, San Francisco, California.
                                     Director of Ross Stores, Inc., Newark,
                                     California
- ----------------------------------------------------------------------------------------------
  DIRECTORS TO SERVE UNTIL 1997
- ----------------------------------------------------------------------------------------------
  Don L. Fruge                       Vice Chancellor for University Affairs and        1987
       (49)                          Professor of Law, University of Mississippi,
                                     and Executive Vice President, University of
                                     Mississippi Foundation, University,
                                     Mississippi
- ----------------------------------------------------------------------------------------------
  Larry G. Kirk                      President and Chief Financial Officer.            1990
       (48)                          Formerly Senior Vice President, Vice
                                     President, Treasurer and Secretary. Director
                                     of Bank of Mississippi, Tupelo, Mississippi
- ----------------------------------------------------------------------------------------------

     The Audit Committee of the Board of Directors, which met twice during the Company's latest fiscal year, is charged with recommending the engaging of the Company's independent accountants, reviewing their reports, authorizing their services and fees, reviewing their independence, reviewing the Company's procedures for internal auditing and the adequacy of its system of internal accounting controls, and reporting to the Board with respect thereto. The Audit Committee is composed of Don L. Fruge (Chair), R. Randolph Devening, Ivan Owen and Donna L. Weaver.

     The Management Review and Compensation Committee of the Board of Directors, which met three times during the Company's latest fiscal year, is charged with reviewing the base salaries of all executive officers of the Company, administering the Retirement Plans, Stock Option Plan, Restricted Stock Plan, Extra Compensation Plan and Bonus Plan for Store Management, and making recommendations to the Board respecting policies of the Board dealing with such Plans. The Management Review and Compensation Committee is composed of Donna L. Weaver (Chair), R. Randolph Devening, Don L. Fruge and Ivan Owen.

     When the Board is not in session, the Executive Committee of the Board may exercise the powers vested in the Board (except certain enumerated major powers such as the power to declare dividends, amend the By-Laws and fill vacancies on the Board and certain powers reserved to the Board under Delaware law). In practice, the function of the Executive Committee is to act on matters arising between Board meetings that have special time value but do not appear to warrant a special Board meeting. The Executive Committee is composed of Morris O. Jarvis (Chair), Don L. Fruge and Larry G. Kirk. The Executive Committee did not meet during the Company's latest fiscal year.

     The Board met four times during the Company's latest fiscal year. None of the directors attended less than 75% of the meetings of the Board and of all committees on which he or she served.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiary, to or on behalf of the Company's Chief Executive Officer and each of the two other executive officers of the Company (determined as of the end of the latest fiscal year) for the fiscal years ended January 29, 1995, January 30, 1994 and January 31, 1993.

                           SUMMARY COMPENSATION TABLE

- --------------------------------------------------------------------------------------------------
                                                ANNUAL COMPENSATION      LONG-TERM COMPENSATION
- --------------------------------------------------------------------------------------------------
                                                                      RESTRICTED     SECURITIES
                                                                        STOCK        UNDERLYING
                                                 SALARY     BONUS     AWARDS(1)    OPTIONS/SARS(2)
      NAME AND PRINCIPAL POSITION        YEAR     ($)        ($)         ($)             (#)
- --------------------------------------------------------------------------------------------------
  Morris O. Jarvis                       1994   $250,000   $ 82,776    $154,938         27,400
     Chairman of the Board and           1993    250,000     72,927     177,125         27,400
     Chief Executive Officer             1992    250,000    124,662     213,900         27,400
- --------------------------------------------------------------------------------------------------
  Larry G. Kirk                          1994    113,000     43,201      65,325         18,000
     President and                       1993     85,800     29,181      76,300         10,000
     Chief Financial Officer             1992     85,800     49,882      94,550          8,600
- --------------------------------------------------------------------------------------------------
  Jack W. Busby, Jr.                     1994    126,923     43,201      80,400         18,000
     Executive Vice President and        1993    125,000     38,062      92,650         18,000
     Chief Operating Officer             1992    125,000     65,064     113,150         18,000
- --------------------------------------------------------------------------------------------------

(1) Restricted stock awards generally vest five years and one day following the date of award. Prior to vesting, restricted shares are not negotiable or otherwise transferable and are subject to forfeiture if employment terminates. Dividends are paid on shares subject to restrictions. See "EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS" for a description of circumstances under which the vesting schedule may be accelerated.

    As of the end of the latest fiscal year (specifically, January 27, 1995, the last trading day prior to fiscal year end), the executive officers held the following number of shares subject to restrictions, with the following market values: Mr. Jarvis, 67,900 shares, $679,000; Mr. Kirk, 27,700 shares, $277,000; and Mr. Busby, 31,700 shares, $317,000.

(2) The Company does not grant stock appreciation rights ("SARs").

STOCK OPTIONS

     The following table contains information about the grant of stock options under the Company's 1987 Stock Option Plan, during the Company's latest fiscal year, to the named executive officers:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

- ---------------------------------------------------------------------------------------------------------------------------------
                                                                                        POTENTIAL REALIZABLE
                                                                                       VALUE AT ASSUMED ANNUAL
                                                                                           RATES OF STOCK
                                                                                         PRICE APPRECIATION
                                                                                           FOR OPTION TERM
                         INDIVIDUAL GRANTS                                                  (10 YEARS)(3)
- ---------------------------------------------------------------------------------------------------------------------------------
                                                                                  5%                             10%
                                                                    -------------------------------------------------------------
                              % OF
                              TOTAL
                  # OF       OPTIONS
               SECURITIES    GRANTED
               UNDERLYING      TO
              OPTIONS/SARS  EMPLOYEES   EXERCISE OR
               GRANTED(1)   IN FISCAL   BASE PRICE     EXPIRATION     STOCK PRICE                     STOCK PRICE
    NAME          (#)         YEAR      (PER SHARE)       DATE       (PER SHARE)(2)     GAIN(4)      (PER SHARE)(2)    GAIN(4)
- ---------------------------------------------------------------------------------------------------------------------------------
  Morris O.
    Jarvis       27,400      9.99%         $8.25      June 9, 2004       $13.44         $142,206         $21.40        $360,310
- ---------------------------------------------------------------------------------------------------------------------------------
  Larry G.
    Kirk         18,000      6.56%          8.25      June 9, 2004        13.44          93,420           21.40        236,700
- ---------------------------------------------------------------------------------------------------------------------------------
  Jack W.
    Busby,
    Jr.          18,000      6.56%          8.25      June 9, 2004        13.44          93,420           21.40        236,700
- ---------------------------------------------------------------------------------------------------------------------------------

(1) All options disclosed here were granted on June 9, 1994 (the "Grant Date") and become exercisable as to 50% of the shares subject to the options one year and one day following the Grant Date and as to the remaining shares two years and one day following the Grant Date. See "EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS" for a description of circumstances under which the vesting schedule may be accelerated. The Company does not grant SARs.

(2) The stock price shown is computed based on 10 years of appreciation in the option exercise price ($8.25) at a 5% ($13.44) and a 10% ($21.40) annual rate.

(3) The potential realizable value at the assumed annual rates of stock price appreciation for the option term for all shareholders would result in gains on a pretax basis of the following: at 5%, $111,429,046; and at 10%, $282,329,856. The gain shown is computed based on the difference between the market price on the Grant Date ($8.25) and the assumed stock price, multiplied by the number of shares outstanding on that date.

(4) All gains are shown on a pretax basis.

OPTION EXERCISES AND HOLDINGS

     The following table provides information, with respect to the named executive officers, concerning the exercise of options during the latest fiscal year and unexercised options held as of the end of the latest fiscal year:

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

- ------------------------------------------------------------------------------------------------------------------------------
                                                              NUMBER OF SECURITIES                 VALUE OF UNEXERCISED
                                    VALUE REALIZED           UNDERLYING UNEXERCISED                    IN-THE-MONEY
                                   (MARKET PRICE AT      OPTIONS AT FISCAL YEAR-END(1)         OPTIONS AT FISCAL YEAR-END(1)
                 SHARES ACQUIRED    EXERCISE LESS                     (#)                                   ($)
                   ON EXERCISE     EXERCISE PRICE)       ---------------------------------------------------------------------
     NAME              (#)               ($)             EXERCISABLE      UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
- ------------------------------------------------------------------------------------------------------------------------------
  Morris O.
    Jarvis              0                 $0               270,300            41,100           $ 778,908           $47,950
- ------------------------------------------------------------------------------------------------------------------------------
  Larry G. Kirk         0                  0                53,800            23,000             106,992            31,500
- ------------------------------------------------------------------------------------------------------------------------------
  Jack W.
    Busby, Jr.          0                  0                79,800            27,000             121,116            31,500
- ------------------------------------------------------------------------------------------------------------------------------

(1) Figures shown have been adjusted to reflect the effect of the 100% stock dividend declared on March 14, 1991, issued on April 15, 1991 to shareholders of record on April 1, 1991.

PENSION PLANS

     The Company maintains a noncontributory retirement program under which retirement benefits are provided by a qualified defined benefit pension plan supplemented by a nonqualified unfunded plan affording certain benefits that cannot be provided by the qualified plan. In this description the qualified and nonqualified plans are treated as one "Plan." Each of the named executive officers participates in the Plan.

     For each year of credited service a Plan participant accrues a retirement benefit calculated under a formula based on covered compensation for that year. Covered compensation is defined in the Plan documents. It includes, generally, all wages, salary and bonus actually received, plus contributions that the participant elects to be made on his or her behalf pursuant to a "cafeteria plan" (under Internal Revenue Code section 125) or to a "qualified cash or deferred arrangement" (under Internal Revenue Code section 401(k)).

     Under the Plan formula applicable to the named executive officers, the annual retirement benefit payable at normal retirement age (age 65) as a straight life annuity is the sum of: (1) for years of credited service through 1992, 1% of average annual compensation during the five years ending December 31, 1992 multiplied by years of credited service through 1992, plus 0.33% of such average annual compensation in excess of $50,640 multiplied by years of credited service through 1992 up to a maximum of 30 years, and (2) for each year of credited service following 1992, 1% of annual compensation for that year, plus (for years of credited service up to a maximum of 30 years) 0.33% of such annual compensation in excess of the Social Security maximum wage base for that year.

     If Messrs. Jarvis, Kirk and Busby continue in their present positions the estimated annual retirement benefit payable to them under the Plan upon the normal retirement age of 65 in the form of a straight life annuity would be $182,141, $60,120 and $75,034, respectively. These estimates are computed using, for all future years of credited service, the compensation levels in effect for calendar year 1994 (the most recent Plan year) and the Social Security maximum wage base in effect for calendar year 1995.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     The Company has entered into deferred compensation agreements (the "Deferred Agreements") with each of the executive officers to ensure that their services remain available to the Company and that they not be attracted by other employers seeking their services. Under the Deferred Agreement with Mr. Jarvis (the "Jarvis Deferred Agreement"), the right to payment is conditioned on Mr. Jarvis' full-time employment until age 55 or his earlier death, his availability as a consultant to the Company and his not engaging in activities competitive with the business of the Company. Provided such conditions are satisfied, payments of $50,000 a year for 15 years will begin upon cessation of his employment. Upon his death, the payments may be made to a designated beneficiary. If neither a change of control of the Company has occurred nor Mr. Jarvis' right to payments under the Jarvis Deferred Agreement has vested, Mr. Jarvis may elect that, upon such occurrence and vesting, he (or, in certain cases, his designated beneficiary) will receive in a cash lump sum the present value of all payments that would become payable, regardless of the fact that the Jarvis Deferred Agreement provides for payment at some later date or requires some future performance. If a change of control of the Company occurs and the right to payments under the Jarvis Deferred Agreement either is or becomes vested, as explained below (and if Mr. Jarvis has not elected to receive a lump sum payment as described in the preceding sentence), the Company is required to establish an irrevocable letter of credit in an amount equal to the largest sum of all payments to be paid under the Jarvis Deferred Agreement, to serve as security for those payments. Unless the letter of credit is established and renewed on a timely basis, Mr. Jarvis (or, in certain cases, his designated beneficiary) will then receive in a cash lump sum the total of those payments, regardless of the fact that the Jarvis Deferred Agreement provides for payment at some later date or requires some future performance. The Deferred Agreements with Messrs. Kirk and Busby are substantially similar to the Jarvis Deferred Agreement except that (i) employment is required until age 60 and (ii) the annual payments for the 15-year period are $25,000.

     The Company has entered into contingent severance arrangements with each of the executive officers (collectively the "Severance Agreements"). Each Severance Agreement is effective until May 4, 1996 and provides that, if during the three years following a change of control of the Company (as defined in the Severance Agreement) the employment of the individual is terminated by the employer other than for cause, disability or death or the individual terminates employment for good reason (as defined in the Severance Agreement), the individual will receive a lump sum payment equal to the sum of (i) the individual's annual base salary through the termination date (to the extent not yet paid) and (ii) two times (except that the Severance Agreements with Messrs. Kirk and Busby provide that the multiplier is one rather than two) the sum of (a) the individual's annual base salary at the rate in effect when employment was terminated or, if higher, at the highest rate in effect within 90 days preceding the change of control and
(b) the highest bonus paid or payable to the individual within the five years preceding the change of control. The individual is also entitled to a continuation of health and insurance benefits for two years and to certain supplemental retirement benefits in respect of that continuation period (except that the Severance Agreements with Messrs. Kirk and Busby provide a continuation period of one rather than two years). The Severance Agreements further provide, in the event that the individuals are entitled to payment thereunder, that they will be deemed to have satisfied the service requirement under their Deferred Agreements. The Severance Agreement with Mr. Jarvis also provides that if he remains in the employ of the Company for the 12-month period following the change of control and voluntarily terminates employment for any reason (other than for good reason, in which case the formula set out above will be applicable) during the 30-day period following that 12-month period, he will receive a lump sum payment equal to the sum of (i) his annual base salary through the termination date (to the extent not yet paid) and (ii) the sum of
(a) his annual base salary at the rate in effect when employment was terminated, or, if higher, at the highest rate in effect within 90 days preceding the change of control and (b) the highest bonus paid or payable to him within the five years preceding the change of control; and he will be entitled to a continuation of health and insurance benefits for one year and to certain supplemental retirement benefits in respect of that continuation period. The Severance Agreements also provide that if any tax under Section 4999 of the Internal Revenue Code of 1986, as amended, or any comparable provision is imposed on any payment made or benefit provided to the individual, then the amount of such payment or benefit will be increased to the extent necessary to compensate the individual fully for the imposition of such tax.

     The Company has entered into Agreements to Secure Certain Contingent Payments with each of the executive officers (the "Contingent Agreements"). Upon a change of control of the Company, the Contingent Agreements require the Company to establish an irrevocable letter of credit in favor of such individuals securing certain benefits payable under the Severance Agreements and any lump sum payment elected under the Deferred Agreements. The amount of the letters of credit will be calculated initially, and recalculated quarterly, by an independent accounting firm. Failure to establish and renew the letters of credit prior to expiration will cause the amounts intended to be secured by the letters of credit to become immediately payable to the individuals.

     With respect to the Company's 1987 Stock Option Plan, upon a change of control of the Company (as defined in the plan), options become fully exercisable and, with certain exceptions, remain exercisable by the optionee, including each of the executive officers, for a period of 90 days following termination of the optionee's employment if such termination occurs within one year of the change of control. See footnotes to the SUMMARY COMPENSATION TABLE and the table OPTION/SAR GRANTS IN LAST FISCAL YEAR.

     With respect to the Company's 1989 Restricted Stock Plan, restrictions on stock awarded under the plan, including stock awarded to executive officers, lapse upon the occurrence of certain events related to a change of control of the Company (as defined in the plan) and the stock is not thereafter forfeitable. See footnotes to the SUMMARY COMPENSATION TABLE.

     With respect to the Company's noncontributory retirement program, under certain circumstances related to a change of control of the Company (as defined in the program documents), part of the benefit to a participant will be paid in a lump sum. See "PENSION PLANS."

COMPENSATION OF DIRECTORS

     Each director receives fees of $12,000 a year and $1,000 for each Board or committee meeting attended (except that directors who are employees of the Company receive no fees). The chair of a committee of the Board of Directors receives an additional fee of $250 for each committee meeting attended.

     Under the Company's 1991 Stock Compensation Plan for Nonemployee Directors, each eligible director may elect annually to defer receipt of all or part of his or her annual cash compensation for services rendered as a director, later receiving it in the form of shares of common stock subject to certain restrictions. In consideration for foregoing cash compensation and receiving such shares subject to restrictions, the amount deferred is increased by 25% for purposes of determining the number of shares to be credited. For the latest fiscal year all of the eligible directors elected so to defer as to all or part of such compensation.

STOCK PRICE PERFORMANCE GRAPH

     The following graph sets forth the Company's cumulative total shareholder return (assuming reinvestment of dividends) as compared to the S&P 500 and a peer group consisting of Fabri-Centers of America, Inc. and House of Fabrics, Inc. over the five-year period commencing January 26, 1990 and ending January 27, 1995. The graph assumes $100 invested on January 26, 1990.

Note: The stock price performance shown on the graph below is not necessarily indicative of future price performance.


                                   (GRAPH)


      Measurement Period            Hancock
 (Fiscal Years Ended January 29)     Fabrics         S&P 500       Peer Group
1990                                    100.00          100.00          100.00
1991                                    130.08          109.18          190.80
1992                                    110.78          134.25          332.17
1993                                     87.16          148.43          165.43
1994                                     64.21          166.44          131.00
1995                                     72.25          168.37           78.79

BOARD COMPENSATION COMMITTEE REPORT

     The Management Review and Compensation Committee of the Board of Directors (the "Committee") is composed of nonemployee directors. The Committee reviews the salaries of executive officers, administers the Extra Compensation Plan and is responsible for granting stock options and awarding restricted stock.

COMPENSATION PHILOSOPHY

     The compensation programs of the Company are designed to align compensation with business performance and with shareholder return, and to enable the Company to attract, retain and reward executives who contribute to the Company's long-term success. The Committee believes that executive compensation should be linked to business performance. Therefore, the Company provides an executive compensation program which includes base pay, annual cash bonus (the Extra Compensation Plan) and long-term incentives in the form of stock options and restricted stock. The Chief Executive Officer's compensation is determined in the same manner as that of other members of corporate management.

     The Omnibus Budget Reconciliation Act of 1993 imposes a limit, with certain exceptions, on the amount that a publicly held corporation may deduct for federal income tax purposes in any year for the compensation paid or accrued with respect to its named executive officers. While the Committee cannot determine with certainty how the Company's compensation might be affected, the Committee intends to try to preserve the tax deductibility of all executive compensation while maintaining the Company's compensation programs as described in this report.

BASE SALARY

     The Committee has established base pay at a midpoint level in light of executive pay levels at other public companies of comparable size, operating and financial characteristics, and geographic location. Such public companies are not necessarily the same as those shown in the stock price performance graph comparison (see the STOCK PRICE PERFORMANCE GRAPH). The Committee annually reviews the named executive officers' base salaries. When reviewing base salary and possible adjustments to base salary, the Committee subjectively considers individual performance, Company performance (which is not clearly defined as any particular financial measure or measures), changes in level of responsibility and economic conditions in the retail fabric industry. There are no specific weights attributed to each of these criteria. While no adjustments of any kind were made from 1991 through 1993, the Committee made certain adjustments in 1994 to approximate cost of living increases and for promotions. Based upon these standards, the Committee did not increase or adjust the base salary of the Chief Executive Officer during the 1991 through 1994 fiscal years.

PERFORMANCE PAY

     In order to link annual cash compensation to Company performance, Hancock awards bonuses under the Extra Compensation Plan to the named executive officers and other eligible employees based on corporate earnings before taxes. The approach used in calculating the bonuses is the same for all eligible employees. The aggregate bonus payments to executive officers for fiscal year 1994 increased from fiscal year 1993 based on the improvement in pretax profits over the prior year. The Chief Executive Officer's bonus for fiscal year 1994, similarly based on the increase in corporate earnings before taxes for that period, was $82,776.

LONG-TERM INCENTIVES

     To more closely link the interest of the Company's shareholders and the named executive officers, the Committee granted stock options and awarded restricted stock during 1994. The exercise price for the stock options granted was equal to the fair market value of the underlying stock on the date of grant. All grants and awards contained vesting provisions of one to five years to encourage continued employment with the Company. The ultimate value of these equity incentives is directly related to the common stock price and dividend yield.

     The Committee has established a policy which generally grants stock options annually to the executive officers in amounts based on the recipient's level of responsibility. The amount of the restricted stock awarded to the executive officers is principally related to the recipient's total cash compensation and level of responsibility. Based on these guidelines, the named executive officers received stock option grants and restricted stock awards as detailed in the summary compensation table (see the SUMMARY COMPENSATION TABLE). The Committee did not consider the outstanding options or restricted stock holdings of the named executive officers when making grants and awards. In fiscal year 1994, the Chief Executive Officer was granted stock options for 27,400 shares and was awarded 18,500 shares of restricted stock.

                                          Management Review and
                                             Compensation Committee

                                          Donna L. Weaver, Chair
                                          R. Randolph Devening
                                          Don L. Fruge
                                          Ivan Owen

FUTURE SHAREHOLDER PROPOSALS

     If a shareholder desires to present a proposal at next year's annual meeting of shareholders and to have that proposal included in the proxy statement and proxy for that meeting, that proposal must be received by the Company at its principal executive offices by December 26, 1995.

VOTING PROCEDURES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of common stock issued and outstanding on the Record Date. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Based solely upon review of Forms 3, 4 and 5 and any amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from reporting persons, the Company believes that, during the fiscal year ended January 29, 1995, all filing requirements applicable to its executive officers and directors were met.

OTHER MATTERS

     The Board of Directors has selected Price Waterhouse LLP as the independent accountants of the Company for the current fiscal year. At the Annual Meeting of Shareholders, representatives of Price Waterhouse LLP will be present, may make statements if they desire to do so, and will be available to respond to appropriate questions.

     The Board is not aware that any matters not specified above will be presented at the Meeting. If other business should properly come before the Meeting, the persons named in the proxy will vote thereon in their discretion to the extent that authority to do so is granted in the proxy.

     PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                          By order of the Board of Directors,

                                          Larry D. Fair
                                          Secretary

                                                                      APPENDIX A

                             HANCOCK FABRICS, INC.

            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- JUNE 8, 1995

    The undersigned acknowledges receipt of the Notice and Proxy Statement dated April 24, 1995 and hereby appoints Morris O. Jarvis and Larry G. Kirk, with full power of substitution, the proxies of the undersigned to represent and vote the shares of the undersigned as indicated on this card at the Annual Meeting of Shareholders of Hancock Fabrics, Inc. to be held on Thursday, June 8, 1995 at 10:00 a.m. and at any adjournment thereof.

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. IT WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS INDICATED.

    UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE LISTED AND DISCRETIONARY AUTHORITY UNDER ITEM 2 WILL BE DEEMED TO HAVE BEEN GRANTED.

1. Election of director to serve until 1998. A VOTE FOR THE NOMINEE LISTED IS RECOMMENDED BY THE BOARD OF DIRECTORS.

   R. RANDOLPH DEVENING

             / / FOR NOMINEE                                / / WITHHOLD VOTE

- --------------------------------------------------------------------------------

                  Continued and to be signed on reverse side.

2. The proxies are authorized to vote, in their discretion, upon such other matters as may properly come before the Meeting and any adjournment thereof. A VOTE TO GRANT AUTHORITY IS RECOMMENDED BY THE BOARD OF DIRECTORS.

           / / AUTHORITY GRANTED                 / / AUTHORITY WITHHELD

    UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE LISTED AND DISCRETIONARY AUTHORITY UNDER ITEM 2 WILL BE DEEMED TO HAVE BEEN GRANTED.

                                                  Signature(s) should correspond
                                                  exactly with the name(s) in
                                                  which your certificate is
                                                  issued. Executors,
                                                  conservators, trustees, etc.,
                                                  should so indicate when
                                                  signing.

                                                  ------------------------------

                                                  ------------------------------

                                                  Date                    , 1995
                                                       ------------------

                                                  PLEASE DATE AND SIGN YOUR
                                                  PROXY AND RETURN PROMPTLY IN
                                                  THE ACCOMPANYING ENVELOPE.